Exhibit 99.1

MURPHY OIL ANNOUNCES PRELIMINARY QUARTERLY

AND ANNUAL EARNINGS

EL DORADO, Arkansas, January 28, 2009 – Murphy Oil Corporation (NYSE: MUR) announced today that net income in the fourth quarter of 2008 was $158.5 million ($0.83 per diluted share), down from net income in the fourth quarter 2007 of $206.1 million ($1.07 per diluted share). The 2007 period included a $59.5 million after-tax non-cash inventory charge in the U.K. and a $33.9 million income tax benefit in Canada related to a Federal tax rate reduction.

For the year of 2008, net income totaled $1.77 billion, $9.22 per diluted share, which was significantly above the $766.5 million, $4.01 per diluted share, of net income in 2007.

Fourth Quarter 2008 vs. Fourth Quarter 2007

Net income in the fourth quarter of 2008 was less than the same period of 2007 primarily due to lower earnings for the Company’s exploration and production operations, but this was partially offset by greatly improved results for the Company’s refining and marketing operations. The net costs of corporate activities increased during the 2008 quarter largely due to higher losses on foreign currency exchange.

The Company’s income contribution from exploration and production operations was $95.9 million in the fourth quarter of 2008 compared to $268.2 million in the same quarter of 2007. Reduced earnings in 2008 were primarily caused by lower oil and natural gas sales prices, but this impact was partially offset by higher crude oil sales volumes compared to 2007. In addition, in the 2008 quarter the Company had higher exploration expenses, while the 2007 quarter benefited by $33.9 million from a reduction in the Canadian Federal income tax rate.

The Company’s crude oil and gas liquids production averaged 129,257 barrels per day in the fourth quarter of 2008 compared to 113,341 barrels per day in the 2007 quarter. The 14% improvement in oil production in the just completed quarter was primarily attributable to higher Kikeh oil production, offshore Sabah, Malaysia. Kikeh reached plateau rates for oil production during the fourth quarter 2008. Partially offsetting Kikeh’s production was lower oil production in the 2008 period in the Gulf of Mexico, which included reduced volumes at several fields after Hurricanes Gustav and Ike while awaiting repairs to downstream facilities owned by others. Crude oil and gas liquids sales volumes averaged 140,112 barrels per day in the fourth quarter of 2008 compared to 103,498 barrels per day in the 2007 quarter. Natural gas sales volumes were 53 million cubic feet per day in the 2008 fourth quarter compared to 71 million cubic feet per day in the 2007 quarter. Lower natural gas sales volumes in the fourth quarter 2008 were primarily due to reduced gas production at certain Gulf of Mexico fields caused by lack of availability of downstream facilities following the hurricanes.

Worldwide crude oil, condensate and natural gas liquids sales prices averaged $47.75 per barrel for the 2008 fourth quarter compared to $76.11 per barrel in the 2007 quarter. North American natural gas sales prices averaged $7.13 per thousand cubic feet (MCF) in the 2008 fourth quarter compared to $7.27 per MCF in the 2007 quarter. Exploration expenses were $103.0 million in the 2008 fourth quarter compared to $82.1 million in the 2007 quarter. The higher exploratory costs in the 2008 quarter were attributable to dry hole costs in Malaysia, seismic costs in Suriname and leasehold amortization at the Tupper field in British Columbia. Unsuccessful exploration wells were drilled during the fourth quarter at the Chengal and Rempah prospects in Block P, offshore Sabah, Malaysia. Production and depreciation expenses increased in 2008 compared to 2007 mostly due to higher crude oil sales volumes and higher average costs in most producing areas.

The Company’s refining and marketing operations had record net income of $140.5 million in the fourth quarter of 2008 compared to a net loss of $27.4 million in the 2007 quarter. The improved earnings in the 2008 quarter were mostly attributable to very strong U.S. retail marketing margins early in the quarter. The 2007 quarter included an after-tax last-in first-out (LIFO) charge of $59.5 million to reduce the carrying value of U.K. refining inventories added with the acquisition of the remaining 70% of the Milford Haven, Wales refinery in December 2007.

Corporate activities resulted in after-tax costs of $77.9 million in the 2008 fourth quarter compared to costs of $34.7 million in the 2007 quarter. The 2008 period had higher foreign exchange losses and higher administrative expense, but these were partially offset by lower net interest expense in 2008 caused by a combination of lower average debt and higher levels of interest capitalized to development projects. Foreign exchange losses after taxes were $59.7 million in the 2008 period compared to losses of $6.5 million in the same period of 2007.

Year 2008 vs. Year 2007

Income from the Company’s exploration and production and the refining and marketing businesses was higher for the full-year 2008 compared to 2007, but these improvements were partially offset by higher after-tax costs of corporate activities in 2008.

The Company’s exploration and production operations earned $1.63 billion in 2008 compared to $657.1 million in 2007. The improved earnings in this business in 2008 were attributable to higher oil and natural gas sales prices, higher crude oil sales volumes, and gains on disposals of Berkana Energy and Lloydminster area properties during 2008. Unfavorable variances in 2008 compared to 2007 included higher exploration, production and depreciation expenses and lower income tax benefits. The 2007 period included a $33.9 million benefit from a Canadian Federal income tax rate reduction. Exploration expenses of $313.3 million in 2008 were up from $203.1 million in 2007, with the most significant increase due to higher amortization of leasehold costs at the Tupper field in Western Canada, but other increases included higher unsuccessful exploratory drilling costs and higher costs for geological and geophysical activities.

Crude oil and gas liquids production averaged 118,254 barrels per day in 2008 compared to 91,522 barrels per day in 2007. The increase in crude oil production levels in 2008 was attributable to higher production levels at the Kikeh field where production commenced in August 2007 and additional wells were brought onstream during 2008. Lower U.S. oil production in 2008 was primarily due to volume declines at the Medusa and Front Runner fields in the Gulf of Mexico; production at these and other fields in the Gulf of Mexico were reduced while awaiting facilities repairs following hurricanes in the third quarter. Crude oil and gas liquids sales volumes were 123,854 barrels per day in the current year compared to 87,602 barrels per day in 2007. Natural gas sales were 56 million cubic feet per day in 2008 compared to 61 million cubic feet per day in 2007. The decline in natural gas sales volume in 2008 was primarily caused by sale of the Company’s interest in Berkana Energy in Canada early in 2008. Although U.S. natural gas sales volumes in 2008 were similar to 2007, volumes were unfavorably impacted in 2008 by reduced production at several fields following Hurricanes Gustav and Ike. Oil sales prices averaged $85.31 per barrel in 2008 compared to $62.05 per barrel in 2007. North American natural gas was sold for $9.54 per MCF in 2008, up from $7.19 per MCF in 2007.

The Company’s refining and marketing operations generated record annual income of $313.8 million in 2008, compared to profits of $205.7 million in 2007. The improved results in 2008 were caused mostly by higher U.S. retail gasoline margins and higher refining earnings in the U.K. during 2008 following the December 2007 acquisition of the remaining 70% of the Milford Haven, Wales refinery. However, U.S. refining margins were much weaker in 2008 compared to 2007. The 2007 period included a $59.5 million after-tax non-cash LIFO charge in the U.K. and a $24.0 million after-tax charge related to closing 55 retail gasoline stations in the U.S. and Canada.

Corporate after-tax costs were $173.7 million in 2008 compared to $96.3 million in 2007. Costs were up in 2008 compared to 2007 primarily due to higher foreign exchange losses and higher net interest expense. The 2008 period included after-tax foreign exchange charges of $87.8 million, while the effect on 2007 from foreign exchange was a charge of $13.8 million. Higher net interest expense was mostly caused by lower amounts of interest capitalized to field development activities in 2008.

David M. Wood, President and Chief Executive Officer, commented, “Our upstream earnings for the fourth quarter were hit hard by the precipitous fall in oil prices, though the impact was tempered by improved downstream margins. With the lower commodity prices, we are actively managing our spending programs to match the levels of our current cash flows. Our liquidity position is good with low debt levels at year-end, and we have a significant amount of borrowing capacity available, if needed, under our revolving credit facility. Additionally, financing capacity under low cost uncommitted loan facilities is slowly becoming more available as credit markets improve. The Company’s pace of activities remains strong as development projects continue at the Tupper natural gas area in British Columbia, Thunder Hawk in the Gulf of Mexico, Azurite offshore the Republic of Congo, and the Sarawak natural gas development, offshore Malaysia. A wildcat well in the Browse Basin offshore northwest Australia is drilling at intermediate depth.

“We anticipate total worldwide production in the first quarter 2009 of 163,000 barrels of oil equivalent per day, and sales volumes during the quarter should average 156,000 barrels of oil equivalent per day. We currently expect earnings in the first quarter to be in the range of $0.20 to $0.40 per diluted share. Total exploration expenses are expected to range between $60 million and $95 million during the quarter. Results could vary based on commodity prices, drilling results and timing of crude oil and natural gas sales.”

The public is invited to access the Company’s conference call to discuss fourth quarter 2008 results on Thursday, January 29 at 12:00 p.m. CST either via the Internet through the Investor Relations section of Murphy Oil’s website at http://www.murphyoilcorp.com/ir or via the telephone by dialing 1-800-240-2430. The telephone reservation number for the call is 11124677. Replays of the call will be available through the same address on Murphy Oil’s website, and a recording of the call will be available through February 2 by calling 1-800-405-2236. Audio downloads of the conference will be available on Murphy’s website through March 1 and via Thomson StreetEvents for their service subscribers.

Summary financial data and operating statistics for the fourth quarter and year of 2008 with comparisons to 2007 are contained in the attached tables.

The forward-looking statements reflected in this release are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. No assurance can be given that the results discussed herein will be attained, and certain important factors that may cause actual results to differ materially are contained in Murphy’s January 15, 1997 Form 8-K report on file with the U.S. Securities and Exchange Commission.

#####

MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended December 31, 2008		Three Months Ended December 31, 2007
	Revenues	Income	Revenues	Income
Exploration and production
United States	$61.0	(2.9)	129.8	38.9
Canada	181.7	34.2	276.9	106.6
United Kingdom	29.5	6.8	25.6	9.7
Malaysia	342.7	88.9	309.4	119.0
Ecuador	19.5	(3.8)	27.3	4.2
Other	(0.5)	(27.3)	1.6	(10.2)

	633.9	95.9	770.6	268.2

Refining and marketing
North America	3,198.1	130.6	4,365.8	24.8
United Kingdom	710.7	9.9	511.6	(52.2)

	3,908.8	140.5	4,877.4	(27.4)

	4,542.7	236.4	5,648.0	240.8
Intersegment transfers elimination	(35.0)	—	(39.4)	—

	4,507.7	236.4	5,608.6	240.8
Corporate	(77.1)	(77.9)	1.3	(34.7)

Total revenues/net income	$4,430.6	158.5	5,609.9	206.1

	Twelve Months Ended December 31, 2008		Twelve Months Ended December 31, 2007
	Revenues	Income	Revenues	Income
Exploration and production
United States	$529.1	156.6	429.8	98.2
Canada	1,376.5	588.7	1,003.3	370.2
United Kingdom	216.0	73.8	146.7	47.6
Malaysia	2,000.6	865.3	435.7	148.2
Ecuador	80.2	(2.9)	126.1	28.5
Other	1.8	(50.5)	4.5	(35.6)

	4,204.2	1,631.0	2,146.1	657.1

Refining and marketing
North America	18,927.0	227.9	15,050.9	230.4
United Kingdom	4,639.1	85.9	1,358.2	(24.7)

	23,566.1	313.8	16,409.1	205.7

	27,770.3	1,944.8	18,555.2	862.8
Intersegment transfers elimination	(166.7)	—	(130.4)	—

	27,603.6	1,944.8	18,424.8	862.8
Corporate	(91.1)	(173.7)	14.3	(96.3)

Total revenues/net income	$27,512.5	1,771.1	18,439.1	766.5

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

THREE MONTHS ENDED DECEMBER 31, 2008 AND 2007

(Millions of dollars)	United States	Canada	United King- dom	Malaysia	Ecuador	Other	Synthetic Oil – Canada	Total
Three Months Ended December 31, 2008
Oil and gas sales and other revenues	$61.0	106.8	29.5	342.7	19.5	(.5)	74.9	633.9
Production expenses	18.5	21.8	8.8	60.3	6.5	—	42.1	158.0
Depreciation, depletion and amortization	29.2	25.6	7.6	81.5	13.5	.4	8.0	165.8
Accretion of asset retirement obligations	1.6	.9	.7	1.9	—	.1	3.4	8.6
Exploration expenses
Dry holes	(.1)	—	—	44.6	—	—	—	44.5
Geological and geophysical	7.2	3.6	—	.9	—	16.7	—	28.4
Other	1.0	.2	—	—	—	2.3	—	3.5

	8.1	3.8	—	45.5	—	19.0	—	76.4
Undeveloped lease amortization	6.7	19.8	—	—	—	.1	—	26.6

Total exploration expenses	14.8	23.6	—	45.5	—	19.1	—	103.0

Selling and general expenses	2.0	2.9	1.0	(.9)	.4	7.8	.1	13.3

Results of operations before taxes	(5.1)	32.0	11.4	154.4	(.9)	(27.9)	21.3	185.2
Income tax provisions (benefits)	(2.2)	10.0	4.6	65.5	2.9	(.6)	9.1	89.3

Results of operations (excluding corporate overhead and interest)	$(2.9)	22.0	6.8	88.9	(3.8)	(27.3)	12.2	95.9

Three Months Ended December 31, 2007
Oil and gas sales and other revenues	$129.8	168.4	25.6	309.4	27.3	1.6	108.5	770.6
Production expenses	20.8	28.3	1.3	46.6	9.0	—	48.3	154.3
Depreciation, depletion and amortization	23.5	40.9	3.1	36.9	10.5	.2	7.4	122.5
Accretion of asset retirement obligations	1.1	1.3	.5	1.5	—	.1	.2	4.7
Exploration expenses
Dry holes	9.5	—	—	20.0	—	—	—	29.5
Geological and geophysical	8.6	1.8	.5	1.1	—	2.4	—	14.4
Other	.8	22.1	—	—	—	2.9	—	25.8

	18.9	23.9	.5	21.1	—	5.3	—	69.7
Undeveloped lease amortization	4.1	7.9	—	—	—	.4	—	12.4

Total exploration expenses	23.0	31.8	.5	21.1	—	5.7	—	82.1

Selling and general expenses	6.1	5.2	.9	.6	.1	5.8	.2	18.9
Minority interest	—	(.1)	—	—	—	—	—	(.1)

Results of operations before taxes	55.3	61.0	19.3	202.7	7.7	(10.2)	52.4	388.2
Income tax provisions	16.4	3.9	9.6	83.7	3.5	—	2.9	120.0

Results of operations (excluding corporate overhead and interest)	$38.9	57.1	9.7	119.0	4.2	(10.2)	49.5	268.2

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

TWELVE MONTHS ENDED DECEMBER 31, 2008 AND 2007

(Millions of dollars)	United States	Canada	United King- dom	Malaysia	Ecuador	Other	Synthetic Oil – Canada	Total
Twelve Months Ended December 31, 2008
Oil and gas sales and other revenues	$529.1	914.4	216.0	2,000.6	80.2	1.8	462.1	4,204.2
Production expenses	67.0	88.3	32.9	234.4	31.4	—	188.6	642.6
Depreciation, depletion and amortization	110.0	111.1	28.9	248.4	45.7	1.1	28.3	573.5
Accretion of asset retirement obligations	6.2	4.4	2.4	5.9	—	.7	3.9	23.5
Exploration expenses
Dry holes	18.0	—	—	80.4	—	—	—	98.4
Geological and geophysical	34.4	18.4	—	14.3	—	18.1	—	85.2
Other	5.8	.5	.5	—	—	10.9	—	17.7

	58.2	18.9	.5	94.7	—	29.0	—	201.3
Undeveloped lease amortization	25.2	85.9	—	—	—	.9	—	112.0

Total exploration expenses	83.4	104.8	.5	94.7	—	29.9	—	313.3

Selling and general expenses	20.1	12.6	4.6	(1.0)	1.0	20.6	.8	58.7
Minority interest	—	.3	—	—	—	—	—	.3

Results of operations before taxes	242.4	592.9	146.7	1,418.2	2.1	(50.5)	240.5	2,592.3
Income tax provisions	85.8	169.1	72.9	552.9	5.0	—	75.6	961.3

Results of operations (excluding corporate overhead and interest)	$156.6	423.8	73.8	865.3	(2.9)	(50.5)	164.9	1,631.0

Twelve Months Ended December 31, 2007
Oil and gas sales and other revenues	$429.8	651.9	146.7	435.7	126.1	4.5	351.4	2,146.1
Production expenses	80.4	104.4	23.5	73.7	36.6	—	144.4	463.0
Depreciation, depletion and amortization	74.5	157.3	20.7	57.9	39.2	.7	26.5	376.8
Accretion of asset retirement obligations	4.0	4.8	2.0	4.0	—	.6	.7	16.1
Exploration expenses
Dry holes	41.5	7.8	—	17.9	.3	(.4)	—	67.1
Geological and geophysical	29.5	10.3	.5	15.2	—	12.2	—	67.7
Other	5.1	22.4	.3	—	—	7.3	—	35.1

	76.1	40.5	.8	33.1	.3	19.1	—	169.9
Undeveloped lease amortization	17.5	14.2	—	—	—	1.5	—	33.2

Total exploration expenses	93.6	54.7	.8	33.1	.3	20.6	—	203.1

Impairment of long-lived assets	2.6	—	—	—	—	—	—	2.6
Selling and general expenses	31.4	17.7	3.7	9.0	.8	17.5	.8	80.9
Minority interest	—	(.5)	—	—	—	—	—	(.5)

Results of operations before taxes	143.3	313.5	96.0	258.0	49.2	(34.9)	179.0	1,004.1
Income tax provisions	45.1	79.7	48.4	109.8	20.7	.7	42.6	347.0

Results of operations (excluding corporate overhead and interest)	$98.2	233.8	47.6	148.2	28.5	(35.6)	136.4	657.1

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, except twelve months in 2007)

(Thousands of dollars, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Revenues	$4,430,626	5,609,855	27,512,540	18,439,098

Costs and expenses
Crude oil and product purchases	3,337,310	4,594,522	21,649,742	14,882,618
Operating expenses	415,794	385,558	1,688,576	1,312,030
Exploration expenses	102,970	82,030	313,306	203,065
Selling and general expenses	58,793	55,991	229,802	229,300
Depreciation, depletion and amortization	200,273	152,821	713,002	489,837
Accretion of asset retirement obligations	8,854	4,783	24,484	16,244
Impairment of long-lived assets	—	—	—	40,708
Net costs associated with hurricanes	—	3,000	—	3,000
Interest expense	15,812	23,046	75,138	75,493
Interest capitalized	(11,223)	(6,217)	(31,459)	(49,881)
Minority interest	—	(124)	298	(548)

	4,128,583	5,295,410	24,662,889	17,201,866

Income before income taxes	302,043	314,445	2,849,651	1,237,232
Income tax expense	143,575	108,327	1,078,565	470,703

Net income	$158,468	206,118	1,771,086	766,529

Net income per Common share
Basic	$0.83	1.09	9.34	4.08
Diluted	0.83	1.07	9.22	4.01
Cash dividends per Common share	$0.25	0.1875	0.875	0.675
Average Common shares outstanding (thousands)
Basic	189,932	188,970	189,609	188,028
Diluted	191,467	192,094	192,134	191,141

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited except twelve months in 2007)

(Thousands of dollars)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Operating Activities
Net income	$158,468	206,118	1,771,086	766,529
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion and amortization	200,273	152,821	713,002	489,837
Impairment of long-lived assets	—	—	—	40,708
Amortization of deferred major repair costs	6,743	6,213	27,294	22,107
Expenditures for asset retirements	(2,027)	(8,397)	(9,240)	(13,039)
Dry holes	44,476	29,482	98,359	67,052
Amortization of undeveloped leases	26,624	12,404	112,052	33,215
Accretion of asset retirement obligations	8,854	4,783	24,484	16,244
Deferred and noncurrent income tax charges	15,532	70,908	232,879	102,507
Pretax (gains) losses from dispositions of assets	865	1,397	(133,717)	365
Net decrease (increase) in noncash operating working capital excluding acquisition of Milford Haven refinery in 2007	(12,524)	345,093	171,954	145,454
Other	(4,036)	4,574	31,759	69,441

Net cash provided by operating activities	443,248	825,396	3,039,912	1,740,420

Investing Activities
Property additions and dry holes	(625,814)	(669,749)	(2,185,960)	(1,949,219)
Acquisition of Milford Haven refinery, including inventory	—	(348,292)	—	(348,292)
Sales (purchases) of investment securities*	190,770	59,821	(420,340)	—
Proceeds from sale of assets	622	2,885	361,961	21,636
Expenditures for major repairs	(18,939)	(5,345)	(57,604)	(14,649)
Other – net	(7,566)	13,080	(21,256)	4,011

Net cash required by investing activities	(460,927)	(947,600)	(2,323,199)	(2,286,513)

Financing Activities
Increase (decrease) in notes payable	(40,417)	17,046	(487,612)	685,369
Decrease in nonrecourse debt of a subsidiary	—	(17)	(5,235)	(4,903)
Proceeds from exercise of stock options and employee stock purchase plan	8,224	7,787	29,687	41,624
Excess tax benefits related to exercise of stock options	1,621	9,736	20,288	30,805
Cash dividends paid	(47,666)	(35,552)	(166,501)	(127,353)
Other	—	—	—	(760)

Net cash provided by (used in) financing activities	(78,238)	(1,000)	(609,373)	624,782

Effect of exchange rate changes on cash and cash equivalents	(66,073)	7,246	(114,937)	51,628

Net increase (decrease) in cash and cash equivalents	(161,990)	(115,958)	(7,597)	130,317
Cash and cash equivalents at beginning of period	828,100	789,665	673,707	543,390

Cash equivalents at December 31	$666,110	673,707	666,110	673,707

*	Represents cash invested in Canadian government securities with maturities longer than 90 days at time of purchase.

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited, except for December 31, 2007)

(Millions of dollars)

			Dec. 31, 2008	Dec. 31, 2007
Total current assets			$2,865.7	$2,886.8
Total current liabilities			1,910.6	2,109.3
Total assets			11,205.3	10,535.8
Long-term debt
Notes payable			1,026.2	1,513.0
Nonrecourse debt			—	3.2
Stockholders’ equity			6,313.5	5,066.2

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Capital expenditures
Exploration and production
United States	$71.4	82.6	424.6	319.2
Canada	130.9	295.2	489.6	577.7
Malaysia	265.1	109.3	758.8	662.2
Other	116.5	62.2	262.3	221.6

	583.9	549.3	1,935.3	1,780.7

Refining and marketing
North America	68.2	124.2	341.3	321.7
United Kingdom	38.5	242.1	84.9	250.8

	106.7	366.3	426.2	572.5

Corporate	.9	1.1	3.2	4.1

Total capital expenditures	691.5	916.7	2,364.7	2,357.3

Charged to exploration expenses*
United States	8.1	18.9	58.2	76.1
Canada	3.8	23.9	18.9	40.5
Malaysia	45.5	21.1	94.7	33.1
Other	19.0	5.8	29.5	20.2

Total charged to exploration expenses	76.4	69.7	201.3	169.9

Total capitalized	$615.1	847.0	2,163.4	2,187.4

*Excludes amortization of undeveloped leases of	$26.6	12.4	112.0	33.2

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

		Three Months Ended December 31,		Twelve Months Ended December 31,
		2008	2007	2008	2007
	Net crude oil, condensate and gas liquids produced – barrels per day	129,257	113,341	118,254	91,522
	United States	8,568	12,752	10,668	12,989
Canada	– light	—	623	46	596
	– heavy	7,540	12,494	8,484	11,524
	– offshore	15,670	15,930	16,826	18,871
	– synthetic	14,312	13,194	12,546	12,948
	United Kingdom	4,726	5,794	4,869	5,281
	Malaysia	71,487	43,792	57,403	20,367
	Ecuador	6,954	8,762	7,412	8,946

	Net crude oil, condensate and gas liquids sold – barrels per day	140,112	103,498	123,854	87,602
	United States	8,568	12,752	10,668	12,989
Canada	– light	—	623	46	596
	– heavy	7,540	12,494	8,484	11,524
	– offshore	18,351	14,946	16,690	18,839
	– synthetic	14,312	13,194	12,546	12,948
	United Kingdom	6,105	2,446	5,739	5,218
	Malaysia	76,667	37,716	61,907	16,018
	Ecuador	8,569	9,327	7,774	9,470

	Net natural gas sold – thousands of cubic feet per day	52,537	70,868	55,518	61,082
	United States	42,714	53,614	45,785	45,139
	Canada	40	10,969	1,910	9,922
	United Kingdom	4,218	6,285	6,424	6,021
	Malaysia	5,565	—	1,399	—

	Total net hydrocarbons produced – equivalent barrels per day*	138,013	125,152	127,507	101,702
	Total net hydrocarbons sold – equivalent barrels per day*	148,868	115,309	133,107	97,782

*	Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

		Three Months Ended December 31,		Twelve Months Ended December 31,
		2008	2007	2008	2007
	Weighted average sales prices
	Crude oil, condensate and natural gas liquids – dollars per barrel (1)
	United States	$43.29	83.75	95.74	65.57
Canada (2)	– light	—	66.30	70.37	50.98
	– heavy	17.61	33.95	59.05	32.84
	– offshore	57.25	86.52	96.69	69.83
	– synthetic	56.32	89.39	100.10	74.35
	United Kingdom	45.47	89.09	90.16	68.38
	Malaysia (3)	50.54	89.11	87.83	74.58
	Ecuador (4)	20.74	31.38	27.83	36.47
	Natural gas – dollars per thousand cubic feet
	United States (1)	$7.13	7.39	9.67	7.38
	Canada (2)	5.43	6.69	6.40	6.34
	United Kingdom (2)	9.82	9.50	10.98	7.54
	Malaysia	.23	—	.23	—

	Refinery inputs – barrels per day	247,561	205,905	242,527	185,988
	North America	136,581	148,662	129,939	146,232
	United Kingdom	110,980	57,243	112,588	39,756

	Petroleum products sold – barrels per day	547,068	496,124	539,000	457,770
	North America	437,008	442,200	427,490	416,668
	Gasoline	323,902	309,367	313,827	298,833
	Kerosine	10,979	2,976	4,606	1,685
	Diesel and home heating oils	79,693	108,493	86,933	91,344
	Residuals	14,706	14,084	14,837	15,422
	Asphalt, LPG and other	7,728	7,280	7,287	9,384
	United Kingdom	110,060	53,924	111,510	41,102
	Gasoline	34,304	18,979	34,125	14,356
	Kerosine	15,913	5,566	14,835	4,020
	Diesel and home heating oils	35,445	19,975	34,560	14,785
	Residuals	8,845	4,259	12,744	3,728
	LPG and other	15,553	5,145	15,246	4,213

(1)	Includes intracompany transfers at market prices.
(2)	U.S. dollar equivalent.
(3)	Prices are net of payments under the terms of the production sharing contracts for Blocks K and SK 309.
(4)	All prices are net of legislated revenue sharing with the Ecuadorian government.